Exhibit 99.1

Amwell® Announces Results for Fourth Quarter and Full Year 2020

•	Total year-end active providers increased ~950%, or 65,000 over the prior year, to ~72,000

•	Q4 total visits increased 300% to 1.6 million compared to the prior year

•	Total 2020 visits increased 400% to 5.9 million compared to the prior year

•	Q4 revenue increased 34% to $60.4 million and full year increased 65% to $245.3 million

•	Provides initial 2021 guidance

BOSTON, March 24, 2020 /BusinessWire/ — Amwell®, (NYSE: AMWL) (the “Company”) a national telehealth leader, today announced strong financial results for the fourth quarter and full year ended December 31, 2020.

“Our fourth quarter results were strong across all of our performance metrics, closing out a year of significant growth. Throughout 2020, the pandemic stressed the entire healthcare system and drove a rapid evolution in the way care is delivered from simple and convenient urgent care replacement service to a mission critical, digital care delivery infrastructure across the full continuum of care. This change is profound and irreversible in our opinion and we were thrilled to see our platform embraced by our clients’ providers across the community and used in ways that strengthens existing patient provider relationships. The Amwell platform was able to support overall care delivery in the new hybrid world by rapidly launching new modules and care points like Amwell Now, the Amwell Connect EHR module and the home and hospital enabled C500 Carepoint,” said Dr. Ido Schoenberg, Chairman and Co-CEO.

Dr. Schoenberg continued, “Responding to the post-pandemic market’s demand to use telehealth in a new, much more comprehensive, scalable and sophisticated way, we are accelerating our investment in our technology platform and its modules and programs. We help our clients and partners enable hybrid care models that support both episodic and longitudinal care. We also work to offer much greater diversity of use cases and solutions on our platform by accommodating innovations of third parties as well as our clients and partners.”

Fourth quarter 2020 Financial Highlights:

All comparisons, unless otherwise noted, are to the three months ended December 31, 2019.

•	Total active providers grew to ~72,000, compared to ~7,000 last year and ~62,000 last quarter

•	Total visits were ~1,600,000, compared to 355,000

•	Amwell Medical Group (“AMG”) visits were ~360,000 or 23% of total visits, compared to ~235,000 or 66% of total visits

•	Total Revenue was $60.4 million, compared to $45.0 million

•	Subscription revenue was $26.3 million, compared to $22.9 million

•	Visit revenue was $26.2 million, compared to $15.0 million

•	Gross margin was 37.4%, compared to 44.7%, as a result of revenue mix shift towards visits

•	Net loss was $50.6 million, compared to $22.7 million

•	Adjusted EBITDA was $(35.4) million, compared to $(16.9) million

Full Year 2020 Financial Highlights:

All comparisons, unless otherwise noted, are to the full year ended December 31, 2019

•	Total visits were ~5.9 million, compared to ~1.1 million

•	AMG visits were ~1.6 million or 27% of total visits, compared to ~760,000 or 66% of total visits

•	Total Revenue was $245.3 million, compared to $148.9 million

•	Subscription revenue was $98.4 million, compared to $83.7 million

•	Visit revenue was $117.2 million, compared to $40.7 million

•	Average contract values increased from $282,000 to $334,000 for Health Systems and from $546,000 to $612,000 for Health Plans

•	Revenue per visit increased from $54 to $73

•	Gross margin was 36.1%, compared to 46.3%, as a result of revenue mix shift towards visits

•	Net loss was $228.6 million, compared to $88.4 million

•	Adjusted EBITDA was $(92.7) million, compared to $(72.7) million

•	Cash and Short-term securities as of quarter-end were approximately $1.0 billion

Financial Outlook

The company is providing the initial outlook for 2021 and expects:

•	Revenue between $260 and $270 million

•	AMG visits between 1.5 and 1.7 million

•	Adjusted EBITDA between ($157) million and ($147) million

Quarterly Conference Call Details

The company will host a conference call to review the results today, Wednesday, March 24, 2021 at 5:00 p.m. E.T. to discuss its financial results. The call can be accessed via a line audio webcast at https://investors.amwell.com or by dialing 1-(833) 979-2840 for U.S. participants, or 1- (236) 384-2051 for international participants, referencing conference ID #1498345. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Amwell

Amwell is a leading telehealth platform in the United States and globally, connecting and enabling providers, insurers, patients, and innovators to deliver greater access to more affordable, higher quality care. Amwell believes that digital care delivery will transform healthcare. The Company offers a single, comprehensive platform to support all telehealth needs from urgent to acute and post-acute care, as well as chronic care management and healthy living. With over a decade of experience, Amwell powers telehealth solutions for over 2,000 hospitals and 55 health plan partners with over 36,000 employers, covering over 80 million lives. For more information please visit https://business.amwell.com/.

American Well, Amwell, and Amwell Medical Group are registered trademarks or trademarks of American Well Corporation in the United States and other countries. All other trademarks used herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: weak growth and increased volatility in the telehealth market; inability to adapt to rapid technological changes; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; our ability to comply with federal and state privacy regulations; the significant liability that could result from a cybersecurity breach; and other factors described under ‘Risk Factors’ in the prospectus for our IPO filed with the SEC. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.

Media Contact:

Lindsay Sharifipour

508-494-3422

press@amwell.com

Investor Contact:

Asher Dewhurst

443-213-0500

investors@amwell.com

AMERICAN WELL CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	As of December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$941,616	$137,673
Investments	99,963	39,953
Restricted cash	1,095	—
Accounts receivable ($12,053 and $2,601, from related parties and net of allowances of $1,556 and $686, respectively)	45,296	32,730
Inventories	9,128	3,104
Deferred contract acquisition costs	2,134	1,130
Prepaid expenses and other current assets	14,055	8,937

Total current assets	1,113,287	223,527
Restricted cash	—	1,143
Property and equipment, net	3,836	2,664
Goodwill	193,877	193,877
Intangibles assets, net	55,528	63,535
Operating lease right-of-use asset	6,609	11,944
Deferred contract acquisition costs, net of current portion	1,327	1,639
Other assets	1,430	1,552
Investment in minority owned joint venture	752	—

Total assets	$1,376,646	$499,881

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$5,797	$6,504
Accrued expenses and other current liabilities	42,135	27,351
Operating lease liability, current	6,357	6,232
Deferred revenue ($14,421 and $12,912 from related parties, respectively)	66,693	66,490

Total current liabilities	120,982	106,577
Other long-term liabilities	64	309
Operating lease liability, net of current portion	1,296	7,164
Deferred revenue, net of current portion ($486 and $1,385 from related parties, respectively)	8,107	10,896

Total liabilities	130,449	124,946

Commitments and contingencies (Note 16)
Convertible preferred stock, $0.01 par value; no shares authorized, issued or outstanding as of December 31, 2020 and 17,744,445 shares authorized 14,061,508 shares issued and 14,012,935 shares outstanding as of December 31, 2019; aggregate liquidation preference of $0 and $608,449, respectively	—	655,799
Stockholders’ deficit:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued or outstanding as of December 31, 2020, and no shares authorized, issued or outstanding as of December 31, 2019	—	—
Common stock, $0.01 par value; 1,000,000,000 Class A shares authorized, 201,488,097 shares issued and 200,751,168 shares outstanding, 100,000,000 Class B shares authorized, 30,427,128 shares issued and 29,297,382 shares outstanding, 200,000,000 Class C shares authorized 5,555,555 issued and outstanding as of December 31, 2020; and 220,000,000 common stock shares authorized, 42,338,679 shares issued and 42,302,845 shares outstanding as of December 31, 2019	2,357	423
Treasury stock, 1,866,675 shares and 35,834 shares as of December 31, 2020 and as of December 31, 2019, respectively	(37,568)	(158)
Additional paid-in capital	1,841,405	50,289
Accumulated other comprehensive income	297	250
Accumulated deficit	(582,359)	(357,927)

Total American Well Corporation stockholders’ equity (deficit)	1,224,132	(307,123)
Non-controlling interest	22,065	26,259

Total stockholders’ equity (deficit)	1,246,197	(280,864)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$1,376,646	$499,881

AMERICAN WELL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Years Ended December 31,
	2020	2019	2018
Revenue
($60,839, $36,411 and $41,134 from related parties, respectively)	$245,265	$148,857	$113,955
Costs and operating expenses:
Costs of revenue, excluding depreciation and amortization of intangible assets	156,790	79,976	58,612
Research and development	84,412	53,941	36,273
Sales and marketing	55,095	47,672	31,629
General and administrative	166,246	54,211	37,217
Depreciation and amortization expense	10,153	7,761	5,330

Total costs and operating expenses	472,696	243,561	169,061

Loss from operations	(227,431)	(94,704)	(55,106)
Interest income and other income (expense), net	1,632	5,535	2,794

Loss before benefit (expense) from income taxes and loss from equity method investment	(225,799)	(89,169)	(52,312)
Benefit (expense) from income taxes	(639)	803	—
Loss from equity method investment	(2,188)	—	—

Net loss	(228,626)	(88,366)	(52,312)
Net income (loss) attributable to non-controlling interest	(4,194)	(1,176)	362

Net loss attributable to American Well Corporation	$(224,432)	$(87,190)	$(52,674)

Net loss per share attributable to common stockholders, basic and diluted	$(2.27)	$(2.12)	$(1.30)
Weighted-average common shares outstanding, basic and diluted	99,044,312	41,138,798	40,583,826
Net loss	$(228,626)	$(88,366)	$(52,312)
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on available-for-sale investments	(365)	(874)	1,324
Foreign currency translation	412	(227)	27

Comprehensive loss	(228,579)	(89,467)	(50,961)
Less: Comprehensive income (loss) attributable to non-controlling interest	(4,194)	(1,176)	362

Comprehensive loss attributable to American Well Corporation	$(224,385)	$(88,291)	$(51,323)

AMERICAN WELL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, except share and per share amounts)

	Years Ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net loss	$(228,626)	$(88,366)	$(52,312)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	10,153	7,761	5,330
Provisions for doubtful accounts	1,646	717	211
Amortization of deferred contract acquisition costs	1,410	1,062	746
Amortization of deferred contract fulfillment costs	852	707	574
Deferred rent amortization	—	—	(126)
Stock-based compensation expense	118,358	12,135	7,669
Loss on equity method investment	2,188	—	—
Write-off of obsolete inventory	—	—	673
Deferred income taxes	—	(1,388)	—
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(14,212)	803	(19,471)
Inventories	(6,024)	(592)	1,569
Deferred contract acquisition costs	(2,102)	(1,217)	(1,198)
Prepaid expenses and other current assets	(5,990)	(2,698)	(2,913)
Other assets	122	(977)	(213)
Accounts payable	(707)	1,158	(787)
Accrued expenses and other current liabilities	12,887	5,851	2,733
Other long-term liabilities	(245)	(699)	481
Deferred revenue	(2,174)	(16,149)	(16,972)

Net cash used in operating activities	(112,464)	(81,892)	(74,006)

Cash flows from investing activities:
Purchases of property and equipment	(3,318)	(1,338)	(1,911)
Investment in less than majority owned joint venture	(2,940)	—	—
Purchases of investments	(159,608)	(78,946)	(355,242)
Proceeds from sales and maturities of investments	99,109	246,033	175,601
Acquisition of business, net of cash acquired	—	(45,750)	(64,381)

Net cash (used in) provided by investing activities	(66,757)	119,999	(245,933)

Cash flows from financing activities:
Proceeds from issuance of Series C convertible preferred stock, net of issuance costs	146,014	45,761	280,444
Proceeds from exercise of common stock options	5,932	1,036	635
Payments for the purchase of treasury stock	(37,568)	(158)	—
Proceeds from issuance of common stock in initial public offering, net of underwriting costs and commissions	772,931	—	—
Proceeds from the issuance of common stock to Google	99,100	—	—
Payment of deferred offering costs	(3,293)	—	—
Repurchase of Series A convertible preferred stock, net of costs	—	—	(2,898)

Net cash provided by financing activities	983,116	46,639	278,181

Net (decrease) increase in cash, cash equivalents, and restricted cash	803,895	84,746	(41,758)
Cash, cash equivalents, and restricted cash at beginning of period	138,816	54,070	95,828

Cash, cash equivalents, and restricted cash at end of period	$942,711	$138,816	$54,070

Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	941,616	137,673	47,975
Restricted cash	1,095	1,143	6,095

Total cash, cash equivalents, and restricted cash at end of period	$942,711	$138,816	$54,070

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$713	$193	$—
Supplemental disclosure of non-cash investing and financing activities:
Additions to property and equipment included in accrued expenses and accounts payable	$—	$—	$176
Series C preferred stock issued in connection with Avizia acquisition	$—	$—	$72,536
Series C preferred stock issued in connection with Aligned acquisition	$—	$34,250	$—
Unsettled issuance of Series C preferred stock	$—	$75	$—
Common stock issuance costs in accrued expenses	$1,613	$—	$—

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, of US GAAP, we use adjusted EBITDA, which is a non-U.S GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that adjusted EBITDA is a useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as the primary measure of our performance.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) interest income and other income, net, (ii) tax benefit and expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) initial public offering expenses, (vi) acquisition-related expenses and (vii) other items affecting our results that we do not view as representative of our ongoing operations, including direct and incremental expenses associated with the COVID-19 pandemic.

We believe adjusted EBITDA is a commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our IPO and acquisition-related expenses, including legal, accounting and other professional expenses, reflect cash expenditures and we expect such expenditures for acquisitions to recur from time to time. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

Other than with respect to GAAP Revenue, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation because other deductions (such as COVID expenses and acquisition related expenses) used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP).

The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss, for the quarter and year ended December 31, 2019 and 2020:

Reconciliation of Adjusted EBITDA to Net Loss

(unaudited)

	Quarter Ended December 31,		Years Ended December 31,
(in thousands)	2020	2019	2020	2019
Net loss	$(50,586)	$(22,723)	$(228,626)	$(88,366)
Add:
Depreciation and amortization	2,782	2,093	10,153	7,761
Interest and other income, net	(222)	(988)	(1,632)	(5,535)
(Benefit) expense from income taxes	309	(781)	639	(803)
Stock-based compensation	11,842	3,460	118,358	12,135
Initial public offering expenses	—	121	2,039	127
Acquisition-related (income) expenses	0	1,925	(48)	2,020
COVID-19-related expenses(1)	143	—	6,076	—
Litigation expense	352	—	352	—

Adjusted EBITDA	$(35,380)	$(16,893)	$(92,689)	$(72,661)

(1)

COVID-19-related expenses include non-recurring provider bonus payments, emergency hosting licensing fees and non-medical provider temporary labor costs related to on-boarding non-AMG providers incurred in response to the initial outbreak of the COVID-19 virus as Amwell attempted to scale quickly to meet unusually high patient and non-AMG provider demand.